SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 6, 2003

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events

     Allied Waste Industries, Inc. (“Allied Waste”) announced on July 31, 2003 it has reached an agreement with the holders of its $1 billion face amount 6 1/2% Series A Senior Convertible Preferred Stock to exchange all of their shares of Series A Preferred Stock for 110.5 million shares of Allied Waste common stock. The offer to exchange was approved by a committee of non-affiliated, independent directors of our Board of Directors and was approved by the full Board of Directors. The completion of the exchange is subject to certain approval, including approval by our shareholders.

     Allied Waste is filing certain exhibits under Item 7 hereof, which relate to the agreement to exchange Series A Convertible Preferred Stock for Allied's common stock.

Item 7. Financial Statements and Exhibits

1.01*	Preferred Stock exchange agreement, dated as of July 31, 2003, among Allied Waste Industries and the parties listed on Schedule I hereto.

* filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: August 6, 2003

Index To Exhibits

Exhibit 1.01        Exchange Agreement by and among Allied Waste Industries, Inc. and The Parties Listed on Schedule I dated July 31, 2003.